ACCOUNTANT'S CONSENT


The Board of Directors
Duty Free International, Inc.:

We consent to the use of our reports incorporated herein by reference and to the reference to our firm under the heading "Experts" in the prospectus.


                                        KPMG PEAT MARWICK LLP



Baltimore, Maryland
APRIL 13, 1995